Exhibit 99.1

Strategic Education, Inc. Schedules First Quarter 2020 Earnings Conference Call and Announces Change of Location for Annual Meeting

HERNDON, Va.--(BUSINESS WIRE)--April 9, 2020--Strategic Education, Inc. (NASDAQ: STRA) today announced that it will host a conference call to discuss its first quarter earnings on Wednesday, April 29, 2020 at 10:00 a.m. ET. A news release outlining the financial results will be issued before the market opens the same day.

To participate in the live call on April 29, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

As previously announced, Strategic Education will hold its 2020 Annual Meeting of Stockholders on Tuesday, April 28, 2020 at 8:00 a.m. ET. In light of the continued public health threat due to the coronavirus pandemic (COVID-19), and to support the health and well-being of our stockholders, directors, employees, and communities, the Annual Meeting will now be held only via webcast. Stockholders of record as of Friday, February 28, 2020, the record date, are entitled to vote at the Annual Meeting. For additional information on attending the Annual Meeting via webcast, please refer to the proxy supplement filed on April 9, 2020 available at www.strategiceducation.com in the Investor Relations section or at www.sec.gov.

About SEI

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, and Hackbright Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Contacts

For more information contact:
Terese Wilke
Manager, Investor Relations
(612) 977-6331
terese.wilke@strategiced.com